UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   November 11, 2010

Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 11, 2010, Mr. Robert W. Humphreys, Chairman and Chief Executive Officer of Delta Apparel, Inc., reassigned the duties of Mr. William T. McGhee.  Mr. McGhee, formally President of Delta Activewear, will now serve as President of Sales and Marketing of Delta Activewear.  He will be responsible for the sales, marketing and distribution activities, but no longer an executive officer of Delta Apparel, Inc.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders during our Annual Meeting of shareholders held on November 11, 2010 are as follows:

		For	Withheld	Broker Non-Vote
1.	Election of Directors
	James A. Cochran	6,714,658	66,543	1,039,217
	Sam P. Cortez	6,725,090	56,111	1,039,217
	William F. Garrett	6,679,476	101,725	1,039,217
	Dr. Elizabeth J. Gatewood	6,730,390	50,811	1,039,217
	Dr. G. Jay Gogue	6,725,090	56,111	1,039,217
	Robert W. Humphreys	6,706,125	75,076	1,039,217
	Dr. A. Max Lennon	6,684,706	96,495	1,039,217
	E. Erwin Maddrey, II	6,705,352	75,849	1,039,217
	David T. Peterson	6,719,794	61,407	1,039,217
	Robert E. Staton, Sr.	6,701,906	79,295	1,039,217

The shareholders of the Company elected each of the director nominees, having received more votes “for” than “withheld.”

		For	Against	Abstain	Broker Non-Vote
2.	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2011	7,785,360	33,886	1,172	—

The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011, having received more votes “for” than “withheld” or as “abstentions.”

		For	Against	Abstain	Broker Non-Vote
3.	Ratification of the Delta Apparel, Inc. 2010 Stock Plan	4,843,804	1,886,185	51,212	1,039,217

The shareholders of the Company approved the Delta Apparel, Inc. 2010 Stock Plan, having received more votes “for” than “withheld” or as “abstentions.”

Item 9.01.          Financial Statements and Exhibits.

          (d)  Exhibits.

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	November 15, 2010	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer